Exhibit 10.4

ASSET PURCHASE AGREEMENT

This asset purchase agreement (“Agreement”) dated for reference May 28, 2014, between Madison Explorations, Inc., a Nevada corporation (“MDEX”) with offices at 2825 E. Cottonwood Parkway, Suite 500, Salt Lake City, Utah 84121_and Brent Inzer an Individual located at 26895 Aliso Creek Road Suite #B-160, Aliso Viejo, California 92656 (the “Vendor”) and collectively referred to as the “Parties.”

Whereas:

A.	the Parties signed a Letter Agreement for the purchase and sale of the technology assets of the Vendor;

B.	MDEX wishes to purchase the Assets for a purchase price of US$50,000 payable with 5 million restricted common shares of MDEX at a deemed price of $0.01 per share. The 5 million restricted common shares will be due upon the closing of this Agreement, and issued within 20 business days of the signing of this Agreement. ;

for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that:

INTERPRETATION

1.	The definitions in the recitals are part of this Agreement.

2.	In this Agreement:

	a.	“Assets” mean the assets used in the Vendor’s Cannastrips business, including all rights to the CannaStrips technology, the domain name www.cannastrips.com, intellectual property, equipment, formulas, recipes, technics and technology used in the Vendor’s business (collectively, the “Asset” or the “Assets”) and all documents and information related to the Asset, all of which are more particularly described in Schedule “A” attached to this Agreement.

	b.	“Effective Date” means May 28, 2014.

	c.	“Letter Agreement” means the letter agreement dated April 22, 2014 between MDEX and the Vendor for the purchase of the Assets.

	d.	“Shares” means the 5 million restricted common shares of MDEX to be issued to the Vendor. The shares will be restricted from the date of the issuance per this Agreement and subject to SEC Rule 144, subsequently, MDEX will do everything in their power to assist the Vendor in removing the Restriction Legend from the shares, including but not limited to providing an legal opinion letter and including Vendor’s shares in any Company registration filings.

TERMS AND CONDITIONS OF THE ACQUISITION

Acquisition of Assets

3.	The Vendor will transfer all of its interest in the Assets to MDEX at closing so that MDEX becomes the sole beneficial and legal owner of the Assets as of the Effective Date.

Payment of Purchase Price

4.	As consideration for the purchase and sale of the Assets, MDEX will pay the Vendor $50,000 payable by the issuance of the Shares at a deemed price of $0.01 per share. As noted above, the shares will have a restriction pursuant to Securities Exchange Commission Rule 144. Shares issued to Vendor will be non-dilutive. Regardless of activities performed by MDEX, the number of shares and equity position received by Vendor will not change, without Vendor’s written permission

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Closing

5.	At closing, the Vendor will deliver the following:

a.	all the documents and information in Vendors possession relating to the Assets, including any documents required for the transfer of any Assets;

b.	a copy of all documents required for the sale of the Assets, that have been prepared by MDEX and provided to the Vendor including but not limited to a bill of sale, URL transfer documents, intellectual property transfers or any other documents, registration or record filings required to complete the transfer of the Asset.

6.	At closing, MDEX will deliver the following:

a.	a copy of all documents required for the acquisition of the Assets, including a certified copy of the directors’ resolutions approving the payment of the purchase price for the Assets; and

b.	the share certificate representing the Shares.

REPRESENTATIONS AND WARRANTIES

MDEX

7.	MDEX represents and warrants that:

a.	it is a company formed and in good standing under the laws of Nevada; and

b.	it has the legal capacity and authority to make and perform this Agreement; and

c.	the signing of this Agreement and the performance of its terms have been duly authorized by all necessary corporate actions including the resolution of the board of directors of MDEX; and

d.	any shares issued pursuant to the terms of this Agreement will be subject to the trading restrictions set out in SEC regulation; and.

e.	The shares provided to the Vendor are free and clear of all security interests, liens, encumbrances, claims, charges, assessments and restrictions other than as set forth in the Agreement and restrictions on transfer under federal and state securities laws.

The Vendor

8.	The Vendor represents and warrants that:

a.	the Vendor is an individual; and

b.	the Vendor has the legal capacity and authority to make and perform this Agreement; and

c.	the signing of this Agreement and the performance of the terms and conditions contained herein have been duly authorized and agreed upon the Vendor; and

d.	the Vendor owns the Assets free of any claim and is unaware of any potential claim by any person and has the authority to transfer the Assets as described in this Agreement; and

e.	no person other than MDEX has any right to acquire any interest in the Assets.

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COVENANTS AND ACKNOWLEDGEMENTS

9.	The Vendor will indemnify MDEX from any and all debts or liabilities arising out of or from the Assets prior to the date of this Agreement.

10.	MDEX will indemnify Vendor from any and all debts or liabilities arising out of or from the Assets subsequent to the date of this Agreement.

11.	The Vendor acknowledges and understands that each certificate evidencing any Shares issued to the Vendor under this Agreement and any other securities issued on any stock split, stock dividend, recapitalization, merger, consolidation, or similar event will be imprinted with legends substantially in the following form:

“The securities represented by this instrument to which this agreement relates have not been registered under the Securities Act of 1933 (the “1933 Act”), or under any state securities laws (“Blue Sky Laws”), and may not be offered or sold without registration under the 1933 Act, and as required by Blue Sky Laws in effect as to such transfer, unless an exemption from such registration under state and federal law is available.”

12.	The Vendor acknowledges that:

a.	the Vendor has been advised by MDEX that the Vendor should consult its own legal adviser before disposing of all or any part of any Shares that may be issued to the Vendor pursuant to this Agreement to avoid breach of relevant securities laws, regulations and policies; and

b.	the Vendor has been given an adequate opportunity to ask questions of, and receive answers from, the officers of MDEX concerning the acquisition of the Shares and to obtain such additional information as the Vendor deems necessary in order to evaluate an investment in MDEX and MDEX has provided all information requested by the Vendor; and

c.	neither MDEX nor any director of MDEX has made any representation about the present or future value of the Shares or about whether MDEX will continue to be a reporting company or whether the Shares will continue to be quoted or listed for trading; and

d.	the Vendor has been advised that the business of MDEX is in a start-up phase and acknowledges that there is no assurance that MDEX will raise sufficient funds to adequately capitalize the business of that the business will be profitable in the future.

TRANSFER OF ASSETS

Assignment in Trust

13.	The Vendor acknowledges he shall transfer, assign and release over to MDEX all of the right, title, benefit and interest of the Vendor in the Assets, and that, with respect to those Assets of which the transfer of legal ownership has not yet been affected, the Vendor will hold such Asset or Assets in trust for MDEX and the benefits derived thereunder will upon the Parties executing this Agreement be the property of MDEX.

OTHER PROVISIONS

14.	The Vendor acknowledges that this Agreement was prepared for MDEX by its legal counsel and that it may contain terms and conditions onerous to the Vendor. The Vendor expressly acknowledges that MDEX has given the Vendor adequate time to review this Agreement and to seek and obtain independent legal advice, and the Vendor represents to MDEX that it has in fact sought and obtained independent legal advice and is satisfied with all the terms and conditions of this Agreement.

15.	Time is of the essence of this Agreement.

16.	This Agreement is governed by the laws of Nevada and must be litigated in the courts of Nevada.

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17.	Any notice that must be given or delivered under this Agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number provided by the party and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any delivery other than a written notice or money must be made by hand at the receiving party’s address.

18.	The Vendor may not assign this Agreement or any part of it to another party.

19.	Any amendment of this Agreement must be in writing and signed by the parties.

20.	This Agreement endures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

21.	No failure or delay of MDEX in exercising any right under this Agreement shall be deemed a waiver of any rights. MDEX’s rights under this Agreement are cumulative and do not preclude MDEX from relying on or enforcing any legal or equitable right or remedy.

22.	If any provision of this Agreement is illegal or unenforceable under any law, then it is severed and the remaining provisions remain legal and enforceable.

23.	This Agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

The parties’ signatures below are evidence of the Parties’ agreement to the terms and conditions of this Asset Purchase Agreement.

Madison Explorations, Inc.	Brent Inzer an Individual.

/s/ Joseph Gallo	/s/ Brent Inzer
Authorized signatory Joseph Gallo	Authorized signatory
May 28, 2014	May 28, 2014

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Schedule “A”

Schedule “A” to the Asset Purchase Agreement

between Madison Explorations, Inc. and Brent Inzer

Dated for reference the 28 day of May, 2014

(number of pages including this one: 1)

Assets

The following is the description of the Assets.

1.	The domain name “www.cannastrips.com”.

2.	All notes, data, records, and materials in any format that relate to the domain name in Vendors possession.

3.	The website www.cannastrips.com and its design and layout structure.

4.	All the content previously prepared for the website.

5.	The business plan for “cannastrips” prepared by the Vendor.

6.	All technology rights to the cannastrips production technology/method.

7.	All intellectual property, equipment, and technology used in and related to the business of the Vendor,

.

8.	Other URLs

A) www.cannastrip.net

B) www.cannastrips.net

C) www.medistrips.net

D) www.medistrip.net

E) www.thcherbstrips.com

F) www.thcstrips.com

G) www.thcstrips.info

H) www.thcmedistrips.com

I) www.thcstrips.org

J) www.thcstrips.net

K) www.thc-strips.com